Exhibit 4.2


                             STOCKHOLDERS' AGREEMENT
                             -----------------------


     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of the 17th day of October, 2001, by and among VINA Technologies, Inc., a Delaware corporation (the "Company"), and the persons or entities whose name appears on the signature pages hereto (the "Stockholders", and each a "Stockholder").

     WHEREAS, the Stockholders currently Beneficially Own (as defined herein) the number of shares of Company Common Stock (as defined herein) set forth opposite their respective names on the signatures page hereto; and

     WHEREAS, concurrently with the execution of this Agreement, the Company will enter into two agreements, that certain Agreement and Plan of Merger, between the Company and MOS Acquisition Corporation, and that certain Securities Purchase Agreement among the Company and the Investors named therein, each dated as of the date hereof (collectively the "Share Purchase Agreements"), pursuant to which one or more Stockholders or their Affiliates (as defined herein) will become the Beneficial Owner of additional shares of Company Common Stock; and

     WHEREAS, as an inducement and a condition to entering into the Share Purchase Agreements, the Company has required that the Stockholders agree, and each Stockholder has agreed, to enter into this Agreement:

     NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Definitions.  For purposes of this Agreement,  the following terms shall
        -----------
have the following meanings:

     "Affiliate" and "Associate" when used with reference to any Person shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

     A Person shall be deemed the "Beneficial Owner," and shall be deemed to "Beneficially Own" or have "Beneficial Ownership," of any Company Securities which such Person or any of such Person's Affiliates or Associates is deemed to beneficially own, directly or indirectly pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act as in effect on the date hereof.

     "Company Common Stock" means the common stock, $.0001 par value, of the Company.

     "Company Securities" means any "securities" (as such term is defined in Section 2(a)(1) of the Securities Act) of the Company (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible).

     "Excess Incremental Shares" means the number of Voting Securities Beneficially Owned by the Sierra Affiliated Group representing the excess, if any, of the actual Relative Voting Power from time to time over the Voting Ownership Percentage.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor statute).

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

     "Relative Voting Power" means, with respect to the Sierra Affiliated Group, the total Voting Power (assuming all such Voting Securities were outstanding) of the Voting Securities Beneficially Owned by each Person in the Sierra Affiliated Group relative to (i.e., expressed as a percentage of) the sum of the total Voting Power (assuming all such Voting Securities were outstanding) of the following: (i) all Voting Securities actually outstanding (excluding any Voting Securities held in the Company's treasury or belonging to any Subsidiary of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law, or any successor statute) plus (ii) any additional Voting Securities which are not outstanding but which are Beneficially Owned by any Person in the Sierra Affiliated Group.

     "Sierra Affiliated Group" and the "Sierra Entities" mean Sierra Ventures V, L.P., a California limited liability partnership, SV Associates V, L.P., a California limited liability partnership, Sierra Ventures VI, L.P., a California limited liability partnership, SV Associates VI, L.P., a California limited liability partnership, Sierra Ventures VII, L.P., a California limited liability partnership, Sierra Ventures Associates VII, LLC, a California limited liability company, Jeffrey M. Drazan and each of their respective Affiliates and their respective Associates.

     "Term" means the period beginning on the earliest date on which any member of the Sierra Affiliated Group acquires Beneficial Ownership of Voting Securities pursuant to either of the Share Purchase Agreements, and ending on the tenth anniversary thereof.

     "Voting Ownership Percentage" means Relative Voting Power possessed by the Sierra Affiliated Group of 35%.

     "Voting Power" of any Voting Securities means the number of votes such Voting Securities are entitled to cast for directors of the Company at any meeting of stockholders of the Company.

     "Voting Securities" means at any time shares of Company Securities which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events.

     2. Voting on Certain Matters.  (a) During the Term, each Stockholder shall,
        -------------------------
and shall cause each member of the Sierra Affiliated Group who Beneficially Owns Voting Securities (ignoring for purposes of determining such Beneficial Ownership whether any such Voting Securities may be Excess Incremental Shares) to, at any annual or special meeting of stockholders or in connection with a solicitation of consents, vote or cause to be voted (or act by written consent with respect to) all Excess Incremental Shares, if any, Beneficially Owned by it in the same proportion as the stockholders of the Company, other than the Sierra Affiliated Group, vote.

     (b) For purposes of clarification, a vote shall include only those shares actually voted for or against a particular matter or, in connection with the election of directors, for a particular candidate for director. Abstentions or broker non-votes (except by or on behalf of any member of the Sierra Affiliated Group) shall be deemed, for purposes of this Agreement, not to have been voted.

     3. Quorum;  Proxy. During the Term, each Stockholder shall, and shall cause
        --------------
each member of the Sierra Affiliated Group who holds Voting Securities to, be present in person or represented by proxy at all meetings of stockholders of the Company to the extent necessary so that all Voting Securities Beneficially Owned by the Sierra Affiliated Group shall be counted as present for the purpose of determining the presence of a quorum at such meetings. Notwithstanding any provision contained herein to the contrary, in the event that during the Term any member of the Sierra Affiliated Group who Beneficially Owns Voting Securities shall at any annual or special meeting of stockholders or in connection with a solicitation of consents (a) fail to vote or cause to be voted (or act by written consent with respect to), or (b) have submitted a proxy or written consent determined to be invalid, then in any such event all Voting Securities Beneficially Owned by such member shall be voted in the same proportion as the stockholders of the Company, other than the Sierra Affiliated Group, vote. Each member of the Sierra Affiliated Group hereby appoints the Company and any designee of the Company, each of them individually, such member's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all such Voting Securities Beneficially Owned by such member (x) in accordance with this
Section 3 (to the extent required thereby) and (y) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company in accordance with Delaware law in connection with any matter referred to in this Section 3. This proxy is given to secure the performance of the duties of such member of the Sierra Affiliated Group under this Agreement and its existence will not be deemed to relieve such members of their obligations under this Agreement. Each member affirms that this proxy is coupled with an interest and is irrevocable for the Term. Sierra will, and will cause all other members of the Sierra Affiliated Group to, take such action or execute such other instruments as may be necessary or desirable to effectuate the intent of this proxy.

     4.  Covenants,   Representations  and  Warranties  of  Stockholders.   Each
         ---------------------------------------------------------------
Stockholder, severally and not jointly, hereby represents and warrants to and agrees with the Company as follows:

     (a)  Ownership  of Company  Common  Stock.  On the date  hereof and without
          ------------------------------------
giving effect to the transactions contemplated by the Share Purchase Agreements, Stockholder is the Beneficial Owner of the shares of Company Common Stock set forth on the signature page hereto and does not Beneficially Own any other shares of Company Common Stock. On the date hereof, such shares of Company Common Stock constitute all of the capital stock of VINA that Stockholder has the right to vote as a VINA stockholder. Stockholder has sole voting power, sole power of disposition, sole power of conversion, sole power to demand dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder's shares of Company Common Stock set forth on the signature page hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. Stockholder has the legal capacity, power and
         ------------------------
authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder have been duly authorized by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

     (c) No Conflicts.  None of the execution and delivery of this  Agreement by
         ------------
Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its properties or assets or (iv) require any filing with, authorization, consent or approval of (herein collectively, a "Consent"), any state or federal authority.

     (d) No  Encumbrances.  The Excess  Incremental  Shares and the certificates
         ----------------
representing such shares at all times will be held by Stockholder, or member of the Sierra Affiliated Group, or by a nominee or custodian for the benefit of Stockholder or any such member, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances, which would frustrate, interfere or hinder the obligations and commitments of the Stockholders hereunder.

     (e) Non-Interference.  During the term of this Agreement, Stockholder shall
         ----------------
not, directly or indirectly, take any action that would knowingly make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

     (f) Reliance by the Company.  Stockholder understands and acknowledges that
         -----------------------
the Company is entering into the Share Purchase Agreements in reliance upon Stockholder's execution and delivery of this Agreement.

     5. Further  Assurances.  From time to time,  at the  Company's  request and
        -------------------
without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     6. No Ownership  Interest.  Nothing  contained in this  Agreement  shall be
        ----------------------
deemed to vest in any direct or indirect ownership or incidence of ownership of or with respect to any Company Common Stock. All rights, ownership and economic benefits of and relating to the shares of Company Common Stock now held or hereafter acquired by the Stockholders shall remain vested in and belong to the Stockholders, and VINA shall have no authority to exercise any power or authority to direct the Stockholders in the voting of any of such shares of Company Common Stock, except as otherwise provided herein.

     7.  Company   Stockholders   Meeting.   At  any  duly  noticed  meeting  of
         --------------------------------
stockholders of the Company called to vote upon the issuance of shares of Company Common Stock pursuant to the Share Purchase Agreements, or either of them, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to any such issuance is sought, each Stockholder shall vote (or cause to be voted) all Company Common Stock Beneficially Owned by such Stockholder in favor of approval of any such issuance.

     8. Miscellaneous.
        -------------

     (a) Entire Agreement.  Except as otherwise provided herein,  this Agreement
         ----------------
contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

     (b) Assignment.  This Agreement shall not be assignable by operation of law
         ----------
or otherwise without the prior written consent of all parties hereto.

     (c) Amendments,  Waivers, Etc. This Agreement may not be amended,  changed,
         -------------------------
supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all parties hereto.

     (d) Notices.  Unless otherwise  provided,  any notice,  request,  demand or
         -------
other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to VINA:

         VINA Technologies, Inc.
         39745 Eureka Drive
         Newark, CA 94560
         Attention:  Chief Financial Officer
         Telecopier:  (510) 492-0808

         with a copy to:

         Pillsbury Winthrop LLP
         50 Fremont Street
         San Francisco, CA 94105
         Attention:  Stanton D. Wong
         Telecopier:  (415) 983-1200

         If to the Stockholders:

         To the addresses set forth on the signature pages hereto.

     (e)  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     (f)  Specific  Performance.  Each  of the  parties  hereto  recognizes  and
          ---------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and, therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (g) Remedies  Cumulative.  All rights,  powers and remedies  provided under
         --------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

     (h) No Waiver.  The  observance of any term of this Agreement may be waived
         ---------
(either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (i) No Third Party Beneficiaries.  This Agreement is not intended to be for
         ----------------------------
the benefit of, and shall not be enforceable by, any Person that is not a party hereto.

     (j) Several Obligations;  Capacity.  Notwithstanding anything herein to the
         ------------------------------
contrary, (i) the representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint and (ii) the covenants and agreements of the Stockholders under this Agreement shall not require any Stockholder or Affiliate or Associate thereof to act (or refrain from acting) in any manner in their capacity as an officer or director of the Company and shall not affect the duties and obligations of any Stockholder or Affiliate or Associate thereof acting in his or her capacity as an officer or director of the Company.

     (k)  Governing  Law.  This  Agreement  shall be governed  and  construed in
          --------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     (l) Titles and  Subtitles.  The titles and subtitles used in this Agreement
         ---------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

     (m)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date
     ------------------
first above written.



                                   VINA TECHNOLOGIES, INC.


                                   By:  /s/  Stanley E. Kazmierczak
                                       --------------------------------
                                   Name:   Stanley E. Kazmierczak
                                   Title:  Chief Financial Officer

STOCKHOLDERS:

SIERRA VENTURES V, L.P.




By:  /s/  Jeffrey M. Drazan
    ----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

8,591,484 shares of Common Stock




SV ASSOCIATES V, L.P.,
as nominee for its General Partner




By: /s/ Jeffrey M. Drazan
   -----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned of record but is a beneficial owner of, and has voting and dispositive power for, 8,591,484 shares held by Sierra Ventures V, L.P.

SIERRA VENTURES VI, L.P.




By: /s/ Jeffrey M. Drazan
   -----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

1,618,035 shares of Common Stock




SV ASSOCIATES VI, L.P.




By: /s/ Jeffrey M. Drazan
   -----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned of record but is a beneficial owner of, and has voting and dispositive power for, 1,618,035 shares held by Sierra Ventures VI, L.P.

SV ASSOCIATES VI, L.P.,
as nominee for its General Partner,
UAD 1/14/97




By: /s/ Jeffrey M. Drazan
   -----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

72,922 shares of Common Stock




SIERRA VENTURES VII, L.P.




By: /s/ Jeffrey M. Drazan
   -----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned as of the date of this Agreement

SIERRA VENTURES ASSOCIATES VII, LLC
as nominee for its members




By: /s/ Jeffrey M. Drazan
   -----------------------------------------
Name:  Jeffrey M. Drazan
Title: General Partner

Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned as of the date of this Agreement




JEFFREY M. DRAZAN, as an individual

/s/  Jeffrey M. Drazan
-----------------------------------------------------
Jeffrey M. Drazan


Address:   3000 Sand Hill Road
           Bldg. 4 - 210
           Menlo Park, CA 94025
           Tel. (650) 854-1000
           Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

311,596 shares of Common Stock (includes option shares) and is a beneficial owner of an aggregate of 10,282,441 shares of the Sierra entities